Section 906 Certification

Hugh Young, Chief Executive Officer, and Christian Pittard, Chief Financial Officer, of Aberdeen Australia Equity Fund, Inc., a Maryland corporation (the “Registrant”), each certify that:

1.	The Registrant’s periodic report on Form N-CSR for the period ended October 31, 2003 (the “Form N-CSR”) fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended, as applicable; and

2.	The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Aberdeen Australia Equity Fund, Inc. and will be retained by Aberdeen Australia Equity Fund, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.1

CHIEF EXECUTIVE OFFICER	CHIEF FINANCIAL OFFICER
Aberdeen Australia Equity Fund, Inc.	Aberdeen Australia Equity Fund, Inc.

/s/ Hugh Young	/s/ Christian Pittard
Hugh Young	Christian Pittard

Date: December 24, 2003	Date: December 24, 2003

[1]	This sentence can be removed for filings made after August 14, 2003.